As filed with the Securities and Exchange Commission on June 19, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-5266573
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

170 Harbor Way, 3rd Floor

South San Francisco, CA 94080

(650) 487-6488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Cheng

President and Chief Executive Officer

170 Harbor Way, 3rd Floor

South San Francisco, CA 94080

(650) 487-6488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Bloom, Esq. John Mutkoski, Esq. Laurie Burlingame, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Jonathan Young Chief Operating Officer 170 Harbor Way, 3rd Floor South San Francisco, CA 94080 (650) 487-6488	Divakar Gupta, Esq. Richard C. Segal, Esq. Charles S. Kim, Esq. Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231747

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.0001 per share	862,500	$16.00	$13,800,000	$1,673

(1) Represents only the additional number of shares being registered and includes 112,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-231747).

(2) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-231747), which was declared effective by the Securities and Exchange Commission on June 19, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,800,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Akero Therapeutics, Inc. (the “Registrant”) by 862,500 shares, 112,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-231747), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 19, 2019, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231747), originally filed with the Securities and Exchange Commission on May 24, 2019 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, in the state of California, on this 19th day of June, 2019.

Akero Therapeutics, Inc.

By:	/s/ Andrew Cheng
	Name:	Andrew Cheng, M.D., Ph.D.
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Andrew Cheng	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2019
Andrew Chent, M.D., Ph.D.

	/s/ William White	Executive Vice President, Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer)	June 19, 2019
William White

*
	Kevin Bitterman, Ph.D.	Director	June 19, 2019

*
	Seth L. Harrison, M.D.	Director	June 19, 2019

*
	Jane P. Henderson	Director	June 19, 2019

*
	Mark Iwicki	Director	June 19, 2019

*
	Aaron Royston, M.D.	Director	June 19, 2019

*
	Graham Walmsley, M.D., Ph.D.	Director	June 19, 2019

*By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
Attorney-In-Fact

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